OAKWOOD MORTGAGE INVESTORS, INC 2002-A Oakwood Acceptance Corp.–Servicer Fiscal Year Ended Series Report Reporting : Fiscal Year 2002
Note: This fiscal year-end series report, reports information on the assets included in OMI Trust 2002-A as of the end of the prepayment period that began on February 1, 2002 and ended on September 30, 2002 and as of the end of the collection period that began on February 2, 2002 and ended on October 1, 2002. Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October 15, 2002, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders

Scheduled Principal Balance of Contracts						Scheduled Gross Interest	Servicing Fee	Scheduled Pass Thru Interest	Liquidation Proceeds	Transfer from Prefunding Account	Unrecoverable Advances	Amount Available for Distribution
Beginning Principal Balance	Scheduled Principal	Prepaid Principal	Liquidated Principal	Pre-Funding	Ending Principal Balance
119,455,468.39	(853,546.51)	(7,154,877.38)	(293,111.36)	36,950,749.24	148,104,682.38	10,639,542.11	956,603.46	9,682,938.65	148,683.53	0.76	(167,119.53)	18,629,530.76

Certificate Account						P&I Advances at Distribution Date
	Deposits		Distributions	Investment Interest	Ending Balance	Beginning Balance	Recovered Advances	Current Advances	Ending Balance
Beginning Balance	Principal	Interest
0.00	7,522,492.37	9,412,492.64	(16,440,930.12)	4,087.80	498,142.69	0.00	2,874,767.16	3,956,300.75	1,081,533.59

Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:     Fiscal Year 2002

	Gross Repossessions		Repo Properties Brought Current by Borrower		Net Current Repos		Aggregate Repo Properties in Trust at Month-End
	# Principal Balance		# Principal Balance		# Principal Balance		# Principal Balance
2-Feb	0	0.00	0	0.00	0	0.00	0	0.00
2-Mar	0	0.00	0	0.00	0	0.00	0	0.00
2-Apr	0	0.00	0	0.00	0	0.00	0	0.00
2-May	3	117,823.35	0	0.00	3	117,823.35	3	117,823.35
2-Jun	18	714,046.59	0	0.00	15	596,223.24	18	714,046.59
2-Jul	32	1,208,301.49	0	0.00	16	541,302.51	34	1,255,349.10
2-Aug	62	2,329,979.99	0	0.00	30	1,121,678.50	64	2,377,027.60
2-Sep	91	3,332,334.44	-1	-34,531.71	36	1,284,395.16	99	3,626,891.05

Total of month end balance	206	7,702,485.86	-1	-34,531.71	100	3,661,422.76	218	8,091,137.69

Average month end balance	26	962,811.00	0	-4,316.00	13	457,678.00	27	1,011,392.00

Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting: Fiscal Year 2002

				Delinquency Analysis
		31 to 59 days		60 to 89 days		90 days and Over	Total Delinq.
	No. of	Principal	No. of	Principal	No. of	Principal	No. of	Principal
	Loans	Balance	Loans	Balance	Loans	Balance	Loans	Balance
02-Feb	2	67,527.85	0	0.00	0	0.00	2	67,527.85
02-Mar	26	921,900.76	0	0.00	0	0.00	26	921,900.76
02-Apr	37	1,687,935.61	17	675,159.13	0	0.00	54	2,363,094.74
02-May	53	1,970,717.53	31	469,603.60	17	675,159.13	101	3,115,480.26
02-Jun	76	3,036,340.21	31	1,177,039.76	45	2,018,203.59	152	6,231,583.56
02-Jul	72	3,008,343.71	43	1,826,482.79	74	3,224,273.11	189	8,059,099.61
02-Aug	102	4,618,326.63	45	1,799,389.33	111	4,753,178.71	258	11,170,894.67
02-Sep	73	2,969,995.48	40	1,734,344.01	143	6,033,270.32	256	10,737,609.81

Total of month end balance	441	18,281,087.78	207	7,682,018.62	390	16,704,084.86	1,038	42,667,191.26

Average month end balance	55	2,285,136.00	26	960,252.00	49	2,088,011.00	130	5,333,399.00

Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting: Fiscal Year 2002

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail

Prepayment	Liquidated Principal	Sales	Insur.	Total	Repossession	Net Liquidation	Unrecov.	FHA Insurance	Net Pass Thru	Current Period Net	Cumulative
Period	Balance	Proceeds	Refunds	Proceeds	Expenses	Proceeds	Advances	Coverage	Proceeds	Gain/(Loss)	Gain/(Loss)
02-Feb	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-Mar	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-Apr	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-May	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-Jun	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-Jul	46,674.40	34,400.00	145.48	34,545.48	22,732.00	11,813.48	3,922.68	0.00	7,890.80	-38,783.60
02-Aug	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-Sep	246,436.96	222,500.00	3,410.17	225,910.17	77,550.00	148,360.17	19,708.70	12,141.26	140,792.73	-105,644.23

Total	293,111.36	256,900.00	3,555.65	260,455.65	100,282.00	160,173.65	23,631.38	12,141.26	148,683.53	-144,427.83	-144,427.83

Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:             Fiscal Year 2002

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL
Certificate Class	Original Certificate Balances	Beginning Certificate Balances	Beginning Principal Shortfall Carry-Over	Current Principal Due	Current Principal Paid	Accelerated Principal Distribution	Ending Principal Shortfall Carry -Over	Writedown Amounts	Ending Certificate Balances	Pool Factor	Principal Paid per $1,000 Denomination
A-1	36,300,000.00	36,300,000.00	0.00	8,301,536.01	8,301,536.01	2,829,260.17	0.00	0.00	25,169,203.82	69.33665%	306.63350
								0.00	0.00	0.00	0.00
A-2	30,600,000.00	30,600,000.00	0.00	0.00	0.00	0.00	0.00	0.00	30,600,000.00	100.00000%	0.00000
								0.00	0.00	0.00	0.00
A-3	13,900,000.00	13,900,000.00	0.00	0.00	0.00	0.00	0.00	0.00	13,900,000.00	100.00000%	0.00000
								0.00	0.00	0.00	0.00
A-4	23,992,000.00	23,992,000.00	0.00	0.00	0.00	0.00	0.00	0.00	23,992,000.00	100.00000%	0.00000
								0.00	0.00	0.00	0.00

Total Certificate Principal Balance	104,792,000.00	104,792,000.00	0.00	8,301,536.01	8,301,536.01	2,829,260.17	0.00	0.00	93,661,203.82

M-1	16,423,000.00	16,423,000.00	0.00	0.00	0.00	0.00	0.00	0.00	16,423,000.00	100.00000%	0.00000
M-1 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
M-2	10,166,000.00	10,166,000.00	0.00	0.00	0.00	0.00	0.00	0.00	10,166,000.00	100.00000%	0.00000
M-2 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
B-1	7,429,000.00	7,429,000.00	0.00	0.00	0.00	0.00	0.00	0.00	7,429,000.00	100.00000%	0.00000
B-1 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
B-2	8,993,000.00	8,993,000.00	0.00	0.00	0.00	0.00	0.00	0.00	8,993,000.00	100.00000%	0.00000
B-2 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
Excess Asset Principal Balance	8,603,218.39	8,603,218.39	0.00	0.00	0.00	(2,829,260.17)	0.00	0.00	11,432,478.56

Total Excluding Writedown Balances	51,614,218.39	51,614,218.39	0.00	0.00	0.00	(2,829,260.17)	0.00	0.00	54,443,478.56

All Certs Excluding Writedown Bal	156,406,218.39	156,406,218.39	0.00	8,301,536.01	8,301,536.01	0.00	0.00	0.00	148,104,682.38

Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:    Fiscal Year 2002

CERTIFICATE INTEREST ANALYSIS

Certificate Class	Pass-Through Rate	Beginning Carry- Over Priority. Interest Balance	Current Priority Interest Accrual	Total Paid	Ending Carry-Over Priority Interest Balance	Interest Paid Denomination	Cert. Class	TOTAL DISTRIBUTION

A-1	2.07313%	0.00	413,309.34	413,309.34	0.00	11.38593	A-1	11,544,105.52
A-2	5.01000%	0.00	1,022,040.00	1,022,040.00	0.00	33.40000	A-2	1,022,040.00
A-3	6.03000%	0.00	558,780.00	558,780.00	0.00	40.20000	A-3	558,780.00
A-4	6.97000%	0.00	1,114,828.24	1,114,828.24	0.00	46.46667	A-4	1,114,828.24
A-I0	6.00000%	0.00	1,025,500.00	1,025,500.00	0.00		A-I0	1,025,500.00

Total		0.00	4,134,457.58	4,134,457.58	0.00			15,265,253.76

M-1	7.76000%	0.00	849,616.52	849,616.52	0.00	51.73333	M-1	849,616.52
M-1 Writedown Interest	0.00	0.00	0.00	0.00	0.00
M-2	8.50000%	0.00	576,073.36	576,073.36	0.00	56.66667	M-2	576,073.36
M-2 Writedown Interest	0.00	0.00	0.00	0.00	0.00
B-1	8.50000%	0.00	420,976.64	420,976.64	0.00	56.66666	B-1	420,976.64
B-1 Carryover Interest	0.00	0.00	0.00	0.00	0.00
B-2	8.85000%	0.00	526,364.63	526,364.63	0.00	58.53048	B-2	530,587.04
B-2 Writedown Interest	0.00	0.00	0.00	0.00	0.00
Certificateholders int carryover amount	0.00	0.00	4,222.41	4,222.41	0.00
X		0.00	3,140,807.53	0.00	3,140,807.53		X	0.00
R		0.00	0.00	0.00	0.00		R	0.00
Service Fee	1.00000%	0.00	956,603.46	956,603.46	0.00			956,603.46
Current Trustee Fees			30,419.98	30,419.98				30,419.98

Total		0.00	6,505,084.53	3,364,277.00	3,140,807.53			3,364,277.00

All Certificates		0.00	10,639,542.11	7,498,734.58	3,140,807.53			18,629,530.76

(1)	Pursuant to the applicable pooling and servicing agreement, $956,603.46 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer.
Consequently, the total amount distributed on the certificates during the fiscal year was $17,672,927.30

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